As filed with the Securities and Exchange Commission on January 17, 1997
                            Registration No. 33-_____
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                nVIEW Corporation
             (Exact Name of Registrant as Specified in Its Charter)

        Virginia                                  54-1413745
(State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
Incorporation or Organization)

860 Omni Boulevard
Newport News, Virginia                              23606
(Address of Principal Executive Office)          (Zip Code)

                                nVIEW Corporation
                  1996 Non-Employee Director Stock Option Plan
                                       and
                                nVIEW Corporation
                         1996 Employee Stock Option Plan
                            (Full Title of the Plan)

                              Jody M. Wagner, Esq.
                                Kaufman & Canoles
                                 P. O. Box 3037
                             Norfolk, VA 23514-3037
                     (Name and Address of Agent for Service)

                                 (757) 624-3294
                          (Telephone Number, Including
                        Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
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==============================================================================================================================
                                                                                      Proposed
         Title of                                        Proposed                      Maximum
        Securities           Amount                      Maximum                      Aggregate           Amount of
           to be             to be                    Offering Price                  Offering           Registration
        Registered         Registered                  Per Share(1)                   Price(1)              Fee(1)
------------------------------------------------------------------------------------------------------------------------------
Common Stock,
no par value                100,000                       $4.13                       $413,000             $142.41

Common Stock,
no par value                120,000                       $4.13                       $495,600             $170.90
==============================================================================================================================

(1) Pursuant to rules 457(c) and 457(h), the registration fee was computed using $4.13 per share of Common Stock, the average of the high and the low sales prices of the Common Stock reported by the consolidated reporting system of the National Association of Securities Dealers, Inc. National Market System as of January 15, 1997.

 ------------------------
 Exhibit Index can be found on page 8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                         AND NOT REQUIRED IN PROSPECTUS


         Item 3:  Incorporation of Documents by Reference.

         The following documents of nVIEW Corporation, a Virginia corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this Registration Statement:

                  (a) The Company's Annual Report on Form 10-K, as amended, for the Company's fiscal year ended December 31, 1995 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  (b) All reports filed by the Company pursuant to Section 13(a) of the 1934 Act since the end of the Company's fiscal year ended December 31, 1995.

                  (c) The description of the Company's Common Stock registered under the 1934 Act contained in the Company's Registration Statement on Form 8-A (File No. 0-19492), which became effective on October 29. 1991.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 since the Company's fiscal year ended December 31, 1995.

                  Any statement contained in a document incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated in this Registration Statement by reference modifies or replaces such statement.

         Item 4:  Description of Securities.

         Not applicable.

         Item 5:  Interests of the Named Experts and Counsel.

         Not applicable.


         Item 6:  Indemnification of Directors and Officers.

         Section 13.1-692.1 of the Virginia Stock Corporation Act (the "Act") provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of (1) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director, or (2) the greater of (i) $100,000 or (ii) the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director may not be limited under this section of the Act if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

         Section 13.1-697 of the Act authorizes a Virginia corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding. A Virginia corporation may not indemnify a director under this section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Section 13.1-698 provides that, unless limited by its Articles of Incorporation, a Virginia corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 13.1-702 of the Act authorizes a Virginia corporation to indemnify its officers, employees or agents to the same extent as directors.

         The Company's Articles of Incorporation provide that to the full extent that the Act permits the limitation or elimination of the liability of directors or officers, a director or officer of the Company shall not be liable to the Company or its shareholders for monetary damages. The Company's Articles of Incorporation also provide that to the full extent permitted and in the manner prescribed by the Act and any other applicable law, the Company shall indemnify a director or officer of the Company who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Any aforesaid reference to directors, officers, employees or agents includes former directors, officers, employees and agents and their respective heirs, executors and administrators.

         Officers and directors of the Company are covered by insurance that (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from an alleged "harmful act," including any alleged error or misstatement or misleading statement or wrongful act or omission or neglect or breach of duty.

         Item 7:  Exemption from Registration Claimed.

         Not applicable.

         Item 8:  Exhibits.


       Number                                               Description
               4.1     Articles of Incorporation of nVIEW Corporation, as
                       amended (incorporated herein by reference to the
                       Registrant's Registration Statement on Form S-1,
                       Registration No. 33-44442, filed with the Securities and
                       Exchange Commission on December 17, 1991)

               4.2 Bylaws of nVIEW Corporation (incorporated herein by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-44442, filed with the
                       Securities and Exchange Commission on December 17, 1991).


                                          3


               4.3 Form of nVIEW Corporation Common Stock Certificate (incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-44442, filed with the Securities and Exchange Commission on December 17, 1991).

               5.1     Opinion of Kaufman & Canoles, filed herewith.

              23.1     Consent of KPMG Peat Marwick, LLP, filed herewith.

              23.2 Consent of Kaufman & Canoles (included in opinion filed as Exhibit 5.1 to this Registration Statement).

               24 Powers of Attorney (included on the signature pages of this Registration Statement).

              99.1 nVIEW Corporation 1996 Non-Employee Director Stock Option Plan. (Incorporated herein by reference to the Registrant's 10-Q for the quarter ended June 30, 1996, Commission File No. 0-19492, previously filed with the Commission.)

              99.2 nVIEW Corporation 1996 Employee Stock Option Plan. (Incorporated herein by reference to the Registrant's 10-Q for the quarter ended June 30, 1996, Commission File No. 0-19492, previously filed with the Commission.)


         Item 9:  Undertakings.

                  (a)      The undersigned registrant hereby undertakes:

                           (1)      To file, during any period in which offers
or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                           (2)      That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3)      To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein; and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on January 17, 1997.

                                       nVIEW CORPORATION



                                       By: /s/ Angelo Gustaferro
                                       Angelo Gustaferro, Chairman of the
                                       Board and Chief Executive Officer



                                POWER OF ATTORNEY


         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person in so signing, also makes, constitutes and appoints James H. Vogeley and Angelo Gustaferro, and each of them individually, his true and lawful attorney-in-fact in this place and stead, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments to this Registration Statement.


Signature


/s/ Angelo Gustaferro                                                                                     January 17, 1997
Angelo Gustaferro, Chairman of the
Board & Chief Executive Officer



/s/ Jerry W. Stubblefield                                                                                 January 17, 1997
------------------------------------------------------
Jerry W. Stubblefield, Vice President,
Finance, Treasurer, Chief Financial
Officer, Principal Accounting Officer


/s/ James H. Vogeley                                                                                      January 17, 1997
------------------------------------------------------
James H. Vogeley, Director,
Chief Technology Officer


/s/ Stephen C. Adams                                                                                      January 17, 1997
----------------------------------------------------
Stephen C. Adams, Director

/s/ Edgar M. Cortright                                                                                    January 17, 1997
----------------------------------------------------
Edgar M. Cortright, Director



/s/ Dr. Joseph G. Morone                                                                                  January 17, 1997
----------------------------------------------------
Dr. Joseph G. Morone, Director



/s/ Grant T. Hollett, Jr.                                                                                 January 17, 1997
--------------------------------------------------------------
Grant T. Hollett, Jr., Director

                                  EXHIBIT INDEX


                           The following exhibits are filed herewith unless
otherwise indicated:




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
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                                                                                                                    Sequential
    Number                                               Description                                               Page Number
-----------------------------------------------------------------------------------------------------------------------------------
         4.1    Articles of Incorporation of nVIEW Corporation,  as amended (incorporated herein by                     *
                reference to the Registrant's Registration Statement on Form S-1, Registration No. 33-
                44442, filed with the Securities and Exchange Commission on December 17, 1991).

         4.2    Bylaws of nVIEW Corporation (incorporated herein by reference to the Registrant's                       *
                Registration Statement on Form S-1, Registration No. 33-44442, filed with the Securities and Exchange Commission on December 17, 1991).

         4.3    Form of nVIEW Corporation Common Stock Certificate (incorporated by reference to the                    *
                Registrant's Registration Statement on Form S-1, Registration No. 33-44442, filed with the Securities and Exchange Commission on December 17, 1991).

       **5.1    Opinion of Kaufman & Canoles, filed herewith.

      **23.1    Consent of KPMG Peat Marwick, LLP, filed herewith.

        23.2    Consent of Kaufman & Canoles (Included in Opinion Filed as Exhibit 5.1 to this
                Registration Statement).

         24     Powers of Attorney (included on pages 6 and 7 of this Registration Statement).

        99.1    nVIEW Corporation 1996 Non-Employee Director Stock Option Plan.  (Incorporated                          *
                herein by reference to the Registrant's 10-Q for the quarter ended June 30, 1996,
                Commission File No. 0-19492, previously filed with the Commission.)

        99.2    nVIEW Corporation 1996 Employee Stock Option Plan.  (Incorporated herein by                             *
                reference to the Registrant's 10-Q for the quarter ended June 30, 1996, Commission File
                No. 0-19492, previously filed with the Commission.)

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-------------------------------------------------------------------------------

*    Not filed herewith. In Accordance with Rule 12b-32 of the General Rules and
     Regulations under the Securities Exchange Act of 1934, the exhibit is incorporated by reference.
**   Filed herewith.